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LTX Corporation
January 26, 1995




                                                                     EXHIBIT 5

                            BINGHAM, DANA & GOULD
                              150 FEDERAL STREET
                       BOSTON, MASSACHUSETTS 02110-1726

                          TELEPHONE: (617) 951-8000
                           TELEX: 275147 BDGBSN UR
                         CABLE ADDRESS: BLODGHAM BSN
                           TELECOPY: (617) 951-8736

WASHINGTON OFFICE             HARTFORD OFFICE          LONDON OFFICE
(202) 822-9320                (203) 244-3770           011-44-71-799-2646



                               January 26, 1995



LTX Corporation
LTX Park at University Avenue
Westwood, MA 02090

    Re:  LTX Corporation
         1995 LTX (Europe) Ltd. Approved Stock Option Plan

Gentlemen:

    This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on January 26, 1995 (the "Registration Statement"), of 100,000 shares (the "Shares") of the Common Stock, par value $.05 per share (the "Common Stock"), of LTX Corporation, a Massachusetts corporation (the "Company"), which would be issuable upon the exercise of options granted under the Company's 1995 LTX (Europe) Ltd. Approved Stock Option Plan (the "Plan").

    We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon the originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have
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LTX Corporation
January 26, 1995
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further assumed that all options granted or to be granted pursuant to the Plan were or will be validly granted in accordance with the terms of the Plan and that all Shares to be issued upon exercise of such options will be issued in accordance with such options and the Plan.

    Based upon the foregoing, we are of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options and the Plan, and as described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

    The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and with applicable requirements of state laws regulating the offer and sale of securities.

    We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of a copy of this opinion with the Registration Statement.

                                       Very truly yours,



                                   /s/ BINGHAM, DANA & GOULD